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                      AMES DEPARTMENT STORES, INC.         Exhibit 20
                      AUGUST  RESULTS VS. PLAN             Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                   Fiscal 1997 Year-to-Date
                                                   ------------------------
                                                       Actual   Plan (a)
                                                     ---------  ---------
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                       $46.1      $46.1

Cash Flow from Operations:
   Net Income (Loss)                                      0.7       (5.0)
   Non-Cash Income Tax Provision (Benefit)                0.4       (2.5)
   Other                                                  3.9        3.6
                                                     ---------  ---------
Cash Provided by (Used in) Operations                     5.0       (3.9)

Changes in Working Capital:
   FIFO Inventory (Increase) Decrease                   (78.2)    (105.7)
   Trade Payables Increase (Decrease)                    22.3       50.8
   All Other                                            (12.8)     (19.3)
                                                     ---------  ---------
Net Changes in Working Capital                          (68.7)     (74.2)

Capital Expenditures                                    (20.8)     (22.9)

Other:
   Short-Term Borrowings (Payments)- Revolver            84.9      100.0
   Capital Lease Payments                                (1.7)      (1.5)
   Long-Term Debt Payments                              (10.3)     (10.3)
   Store Closing and Other                              (10.6)      (4.1)
                                                     ---------  ---------
Total Other                                              62.3       84.1
                                                     ---------  ---------

Increase (Decrease) in Cash & Cash Equivalents          (22.2)     (16.9)
                                                     ---------  ---------

Ending Cash & Cash Equivalents                          $23.9      $29.2
                                                     =========  =========
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(a) As reported on Form 8-K dated August 7, 1997


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